UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 20, 2009

Las Vegas Gaming, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30375	88-0392994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4000 W. Ali Baba Lane Suite D, Las Vegas, Nevada		89118
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	702-871-7111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 20, 2009, the Board of Directors of Las Vegas Gaming, Inc. (the “Company”) amended Article III, Section 8 of the Company’s Restated Bylaws (the “Bylaws”) regarding the determination of a quorum for stockholder meetings.  For a quorum to be met, the Bylaws previously required the presence at a meeting of stockholders, in person or by proxy, of 33 1/3 percent of the outstanding shares of the Company’s common voting stock.  The amendment to Article III, Section 8 allows a quorum to be met if 33 1/3 percent of the Company’s outstanding voting power is present, in person or by proxy, at a meeting of stockholders.  The Company currently has two classes of voting stock outstanding: Common Stock Series A and Series I Preferred Stock.  As a result of the amendment, all of the Company’s outstanding voting power, including its Common Stock Series A and Series I Preferred Stock, present in person or by proxy at a stockholder meeting will be counted toward the establishment of a quorum.  A copy of the text of the amendment is attached as Exhibit 3.1 and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

 Item 9.01 – Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Name
Exhibit 3.1	First Amendment to Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS GAMING, INC.

Date: April 24, 2009	By:	/s/ Bruce A. Shepard
Bruce A. Shepard Chief Financial Officer